AMENDMENT NO. 1 TO

10% CONVERTIBLE DEBENTURE

This Amendment No. 1 (this “Amendment”) to 10% Convertible Debentures is entered into as of September 13, 2013, among Blue Calypso, Inc., a Delaware corporation (the “Company”), and LMD Capital, LLC (“LMD”). Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Debentures (as defined below).

WHEREAS, pursuant to the Securities Purchase Agreement between the Company and LMD Capital, LLC (“LMD”) dated May 6, 2013, the Company issued a 10% Convertible Debenture in the principal amount of $2,400,000 (the “Debenture”) 1,200,000 shares of the Company’s Common Stock to LMD;

WHEREAS, in order to induce to LMD to convert the Debenture, the Company and LMD currently desire to amend the Debenture to provide for, among other things, a temporary reduction in the conversion price of the Debenture from $0.25 per share to $0.13 per share and the elimination of certain negative covenants contained in the Debenture;

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Section 4(aB) of the Debenture shall be deleted in its entirety and replaced with the following:

B)

Conversion Price. The conversion price in effect on any Conversion Date from the date hereof through December 31, 2013 shall be equal to $0.13 per share, subject to adjustment herein (the “Conversion Price”). Following December 31, 2013, the Conversion Price in effect on any Conversion Date shall be $0.25 per share.

2.

Section 4(d) of the Debenture shall be deleted in its entirety and replaced with the following:

d)

Holder’s Conversion Limitations.

The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s affiliates,and any Persons acting as a group together with the Holder or any of the Holder’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any affiliates) and of which principal amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any affiliates) and which principal amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

3.

Section 6 of the Debenture shall be deleted in its entirety and replaced with the following:

Section 6.

Negative Covenants.  As long as any portion of this Debenture remains outstanding, unless the Required Holders shall have otherwise given prior written consent, the Company shall not be permitted to enter into, create, incur or assume any indebtedness which is senior in position to this Debenture.

4.

Effect of Amendment.  Except to the extent the Debenture is modified by this Amendment, the remaining terms and conditions of the Debenture shall remain unmodified and in full force and effect.  In the event of conflict, between the terms and conditions of the Debenture and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

BLUE CALYPSO INC.
By: /s/ William Ogle Name: William Ogle Title: Chief Executive Officer

LMD CAPITAL, LLC By: /s/ Steven B. Solomon Name: Steven B. Solomon Title: Managing Member